UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 6, 2006
UST INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-17506	06-1193986

(State or Other Jurisdiction of	(Commission	I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut		06830

(Address of Principal Executive Offices)		(Zip Code)
(203) 661-1100
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Non-Executive Chairman Compensation
As previously announced, Vincent A. Gierer, Jr. will retire as Chief Executive Officer of the Company on December 31, 2006. The Company also has announced that in accordance with succession plans previously approved by the Board, after his retirement, Mr. Gierer will continue to be a member of the Board and will serve as Non-Executive Chairman thereof, effective January 1, 2007. In connection with his appointment as Non-Executive Chairman of the Board and upon the recommendation of the Company’s Compensation Committee, the Board has approved total annual cash compensation in the amount of $350,000 for Mr. Gierer. This total annual compensation is being provided in lieu of the compensation arrangements applicable to non-employee directors and takes into consideration the additional time and commitment attendant to the duties of the position of Non-Executive Chairman.
Employment Agreement with Named Executive Officer
In light of Murray S. Kessler’s previously announced appointment to the position of President and Chief Executive Officer effective January 1, 2007, the Company has entered into a new agreement (the “Employment Agreement”) with Mr. Kessler. The Employment Agreement supercedes any and all previous agreements, between the Company and Mr. Kessler, relating to his position, duties, compensation, and benefits payable upon certain terminations of employment either prior to, in anticipation or contemplation of, or following a change in control of the Company (collectively, the “Prior Agreements”) and becomes effective as of January 1, 2007.
The Employment Agreement provides that the Company will pay Mr. Kessler an annual salary of $1,000,000 in connection with his duties as President and Chief Executive Officer of the Company and for such other responsibilities as may from time to time be assigned by the Board. The Employment Agreement also provides that Mr. Kessler may be eligible for an annual bonus under the Company’s Incentive Compensation Plan and that his annual bonus target is $2,000,000, or such other amount as may be determined from time to time by the Board. In addition, the Employment Agreement provides that he will be eligible to participate in the Company’s long-term incentive plan as may be in effect from time to time, as well as the Company’s other compensation and benefit plans.

The Employment Agreement will continue in effect for a period of four years from its effective date. Thereafter, the Employment Agreement will automatically renew for successive one-year periods, unless either the Company or Mr. Kessler gives written notice that it will not be extended.
The Employment Agreement further provides for severance payments and benefits in the event that Mr. Kessler’s employment is terminated under certain circumstances. If his employment is terminated by the Company, without “cause” or by him for “good reason,” prior to a “change in control” of the Company (as such terms are defined in the Employment Agreement), he will be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under the Company’s compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the Company’s Incentive Compensation Plan for the year of termination; (3) severance payments equal to two times the sum of (i) his base salary and (ii) an amount equal to 75% of the target bonus in effect as of the date of termination, which will not be less than $2,000,000; and (4) continuation of life insurance and group health benefits for a two-year period. The Employment Agreement also provides that in the event of termination other than for “cause” or by Mr. Kessler for “good reason” prior to a change in control, he will be deemed to be a participant in the UST Inc. Officers’ Supplemental Retirement Plan (“SOP”), regardless of his age and years of service at termination, and will receive a benefit thereunder determined in a manner consistent with the methodology for calculating early retirement benefits under the SOP, which will become payable at the time and in the form permitted under the SOP.
In addition, the Employment Agreement provides that, in the event termination of Mr. Kessler’s employment occurs without “cause” or by him for “good reason” (as such terms are defined in the Employment Agreement) on, in anticipation or contemplation of, or following a change in control of the Company, in lieu of the above, he will be entitled to the following payments and benefits: (1) accrued salary and benefits under Company compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) his base salary and (ii) an amount equal to 100% of the target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control, which will not be less than $2,000,000; and (4) continuation of life insurance and group health benefits for a two-year period.
Furthermore, the Employment Agreement provides that if any of the “total payments” (as such term is defined in the Employment Agreement) are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the “Code”), the Company will pay Mr. Kessler an additional amount or a “gross-up payment” (as such term is defined in the Employment Agreement); provided, however, that if he is entitled to a “gross-up payment,” but the “parachute value” (as such term is defined in the Employment Agreement) of the “total payments” equals or is less than 110% of the “safe harbor amount” (as defined in the Code), then the Company will not pay a “gross-up payment” and the “total payments” will be reduced to the extent necessary to cause the “parachute value” of such payments, in the aggregate, to be equal to the safe harbor amount.
All Payments made under the Employment Agreement will be made in accordance with Section 409A of the Code.
As a condition of receiving severance payments pursuant to the Employment Agreement, Mr. Kessler must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, pursuant to the terms of the Employment Agreement, Mr. Kessler will be subject to non-compete, non-solicitation, and confidentiality provisions during the term of the agreement and for a period equal to the greater of the 12-month period following termination of employment for any reason, or the period during which he receives severance benefits.
A copy of the Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Restricted Stock Agreement With Named Executive Officer
On December 6, 2006, the Company granted 25,000 shares of restricted stock to Daniel W. Butler pursuant to the Company’s 2005 Long-Term Incentive Plan (the “Plan”). The award will vest on January 1, 2012, provided that Mr. Butler remains employed through that date and that certain performance criteria are met. Pro-rata vesting will apply in the event that Mr. Butler’s employment is terminated without “cause” or for “good reason” (as such terms are defined in his employment agreement). In addition, upon a change in control (as defined in the Plan) the restricted stock will remain outstanding, but the performance criteria will lapse as of the date of the change in control and such restricted stock will vest upon the earlier of January 1, 2012 or termination of Mr. Butler’s employment other than for “cause” or for “good reason.”
Mr. Butler has recently filed with the SEC a Form 4 with respect to such grant.
A copy of the Company’s form of Notice of Grant and Restricted Stock Agreement pursuant to which such grant was made is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
Exhibit 10.1 Employment Agreement, dated December 7, 2006, by and between UST Inc. and Murray S. Kessler
Exhibit 10.2 Form of Notice of Grant and Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006	UST INC.

	By:	/s/ Maria R. Sharpe
	Name:	Maria R. Sharpe
	Title:	Senior Vice President and Secretary